Exhibit 99.4

LETTER OF TRANSMITTAL TO SURRENDER BRASIL TELECOM COMMON AMERICAN DEPOSITARY SHARES (“ADSs”) EVIDENCED BY

AMERICAN DEPOSITARY RECEIPTS (“ADRs”)

Coari Participações S.A., or Coari, and its subsidiary Brasil Telecom S.A., or Brasil Telecom, have completed a mandatory share exchange under Brazilian law, in which shares of Coari will be issued in exchange for all shares of Brasil Telecom that Coari does not own. Effective     , 2010, holders of Brasil Telecom ADSs representing common shares of Brasil Telecom, or Brasil Telecom Common ADSs, subject to the procedures described in Coari’s prospectus dated     , 2009, may receive one ADS of Coari (each representing one common share of Coari), or Coari Common ADSs, for each Brasil Telecom Common ADS they hold. Registered holders of Brasil Telecom Common ADSs must surrender the Brasil Telecom Common ADRs evidencing their Brasil Telecom Common ADSs for cancellation in order to receive new Coari Common ADSs. Please note that dividends will not be payable to registered holders of Brasil Telecom Common ADSs until such time as the Brasil Telecom Common ADRs are surrendered along with this Letter of Transmittal. See instructions on the reverse side.

I/we the undersigned, surrender to you for exchange the Brasil Telecom Common ADSs identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the Brasil Telecom Common ADSs represented by the enclosed certificates on the effective date of the termination, have full authority to surrender these certificate(s), and give the instructions in this Letter of Transmittal and warrant that the Brasil Telecom Common ADSs represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER E ON THE REVERSE SIDE.

			B List only ADR (s) Surrendered here.	ADR CERTIFICATE NO (S).	Number of ADSs
See certification on reverse side before signing

A     Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
Signature of Brasil Telecom Common ADS Holder	Date	Daytime Telephone #		TOTAL ADS
X
Signature of Brasil Telecom Common ADS Holder	Date	Daytime Telephone #	C Number of Brasil Telecom Common ADSs Presented

If you cannot produce some or all of your Brasil Telecom Common ADRs, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.

*Read certification on reverse side before signing.

Please complete the reverse side of this form if you would like to transfer ownership or request special mailing.

D	AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY	Investor ID Number

THIS AFFIDAVIT IS INVALID IF A CHECK IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND NOTARIZED BELOW. NOTE: FOREIGN OWNERS MUST ALSO INCLUDE APOSTILLE SEAL OR LEGAL EQUIVALENT.

TOTAL ADSs LOST
Please Fill In Certificate No(s). if Known	Number of ADSs

Attach separate schedule if needed

By signing this form I/we or myself/ourselves swear, depose and state that: I/We or myself/ourselves am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We or myself/ourselves have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the securities, and also to request and induce Federal Insurance Company to provide suretyship for me/us to cover the missing securities under its Blanket Bond # 8302-00-67. I/We or myself/ourselves hereby agree to surrender the securities for cancellation should I/We or myself/ourselves, at anytime, find the securities.

I/We or myself/ourselves hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), The Bank of New York Mellon, BNY Mellon Shareowner Services , Coari Participações S.A., Brasil Telecom S.A. and all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred. I/We or myself/ourselves agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (ADS Holder)		on this (date)
	(Deponent) (Indemnitor) (Heirs Individually)		Month	Day	Year

Social Security #	Date	Notary Public

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1.	Calculate the ADS value of the lost ADS by multiplying the number of ADSs that are lost by the Cash Rate:

•	Enter number of ADS(s) lost X (Cash Rate) $ ADS value

•

If the ADS value exceeds $500,000, or if the ADS holder is a non-U.S. resident and the ADS value exceeds $100,000, do not complete this affidavit. Complete only the Letter of Transmittal and contact BNY Mellon Shareowner Services regarding the lost certificate(s).

2.	Only calculate a Surety Premium if the ADS value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.

•	The surety premium equals 1% (.01) of the ADS value noted in line 1 above: $ X (1%) or (.01) = $
Surety Premium

3.	Add the service fee based on the ADS value fee guide noted below. $ Service Fee

•	If the ADS value is less than or equal to $250.00, the Service Fee = $50.00

•	If the ADS value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00

•	If the ADS value is greater than $3,000.00, the Service Fee = $200.00

4.	Total amount due (add lines 2 & 3) $ Total Amount

Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to BNY Mellon Shareowner Services.

E SUBSTITUTE FORM W-9 –Department of the Treasury, Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN) g FILL IN the space below.			F Special Transfer Instructions and Signature Guarantee Medallion If you want your Brasil Telecom ADS to be issued in another name, fill in this section with the information for the new account name.

Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

Under penalties of perjury. I certify that:
			Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and	EXEMPT PAYEE

		Please check appropriate box:	Address (Number and Street)	(Name of Guarantor - Please Print)

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and	Individual/Sole proprietor	(City, State & Zip Code)	(Address of Guarantor Firm)

Corporation Partnership

(Tax Identification Number or Social Security Number)

Limited liability company

G Special Mailing Instructions

Enter the tax classification D=disregarded entity

		C=corporation P=partnership	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail ADS and any cash payment, where applicable, to:

Other ¿

Name (Please Print First, Middle & Last Name)

3.	I am a U.S. citizen or other U.S. person (including a U.S. resident alien).		Address	(Number and Street)

Signature Date

(City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

(A) Sign, date and include your daytime telephone number in this Letter of Transmittal in Box A and after completing all other applicable sections return this form and your ADS certificates in the enclosed envelope.

The signer(s) represent and warrant that the signer(s) have full power and authority to deliver the ADRs surrendered herewith and that such ADRs and all rights represented by such Brasil Telecom Common ADRs are free and clear of all liens, restrictions, claims and encumbrances. The signer(s) will, upon request, execute and deliver any additional documents reasonably deemed by the Depositary to be appropriate or necessary to complete the exchange. The signer(s) hereby irrevocably appoints the Depositary as lawful agent and attorney-in-fact of the signer(s) to effect the exchange (such power of attorney being deemed coupled with an interest). All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death and incapacity of the undersigned.

The signer(s) understand that surrender will not be deemed to have been made in acceptable form until receipt by the Depositary of the Letter of Transmittal or a facsimile hereof, duly completed and manually signed together with such ADS certificate(s) and all accompanying evidences of authority. The signer(s) agree that all questions as to validity, form and eligibility of any surrender of the ADRs hereunder will be determined by the Depositary and that such determination will be final and binding.

The signer(s) acknowledge that until the signer(s) surrender the ADRs, the signer(s) will not receive any cash payment or Coari Common ADSs entitlements in exchange for Brasil Telecom Common ADRs. The signer(s) further agree that no interest will accrue on the cash entitlement for fractional ADRs, if any, or any dividends, where applicable.

(B) Please list your Brasil Telecom Common ADS certificate number(s) and ADR(s) and the numbers of Brasil Telecom Common ADSs they evidence in Box B.

(C) Please indicate the total number of certificated Common ADSs of Brasil Telecom you are presenting in Box C.

(D) If you cannot produce some or all of your Brasil Telecom Common ADRs you must obtain a lost instrument open penalty surety bond and file it with BNY Mellon Shareowner Services. To do so through BNY Mellon’s program with Federal Insurance Company, complete Box D on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay BNY Mellon Shareowner Services its service fee only. Please contact us at the number provided below for further instructions on obtaining your own bond.

(E) PLEASE SIGN IN BOX E TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the TIN or Social Security Number is incorrect or blank, write the corrected number in Box E and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the TIN or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

(F) If you want your Coari Common ADRs and any cash payment, if applicable, to be issued in another name, complete the Special Transfer Instructions attached , fill in Box F. Signature(s) in Box F must be Medallion Signature guaranteed.

(G) Fill in Box G if, your certificate(s) or checks are to be mailed to someone other than the registered holder or to a different address other than that shown on the front of this form.

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone –9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:

(1-800-BNY-ADRS) (Toll Free)

From outside the U.S.:

1 -201-680-6825 (Collect)

WHERE TO FORWARD THIS LETTER OF TRANSMITTAL AND ADRS

If by mail, registered mail, properly insured, with return receipt is recommended.

By Mail:	By Overnight Courier or By Hand:

BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Attn: Corporate Action Dept., 27 th Floor	Attn: Corporate Action Dept., 27 th Floor
P.O. Box 3300	480 Washington Boulevard
South Hackensack, NJ 07606-1900 15252-8300	Jersey City, NJ 07310